Exhibit 5.1(1)

Supplier Cooperation Agreement

In accordance with relative commercial laws and regulations of the People’s Republic of China, this agreement is signed between a Buyer and a Supplier including all of its facilities, affiliates and subsidiaries for the purpose of establishing a business relationship on the basis of equality and mutual benefits.
Parties to this Buyer/Supplier Cooperation Agreement are as follows:

NET TALK.COM, INC. (hereinafter referred to the Buyer), registered in Florida, USA, and its legal address is at 1100 NW 163 Dr, Miami, FL  33169.
Legal representative: Mr. Anastasios Kyriakides
Title: President
Nationality: USA
Telephone: +001 (561) 329-2304
Fax:
Email:

XXXX CTR 1 (hereinafter referred to as the Supplier),

1.  COOPERATION

The Buyer and Supplier shall cooperate with each other with the goal of building a long-term relationship.  This relationship is conducted through Purchase Orders (PO) which are signed by both the Buyer and Supplier establishing specific performance requirements, including price, quantity, quality, shipping schedule, payment schedule and any other terms and conditions.  In any event where differences arise in meeting the specific performance requirements of the individual Purchase Order (PO), both the Buyer and Supplier agree to immediately enter in discussions for the purpose of resolving the differences to the mutual benefit of both parties.

2.  CONFIDENTIAL/PROPRIETARY INFORMATION

The Supplier shall treat all information involved in the business entrusted to the Supplier by the Buyer as Confidential and/or Proprietary Information.  Confidential Information includes, but is not limited to, information relating to the Buyer’s clients, the Buyer’s business plans and proposals, marketing plans and proposals.  Proprietary Information includes technical plans and proposals, product research and development activities, and specific past, current and future Purchasing Order information including any Buyer’s client names, product names, designs, descriptions, prices, schedules, tooling and any other terms and conditions related to these Purchasing Orders.  The Supplier shall not disclose any Confidential/Proprietary Information provided by the Buyer to any third party without the Buyer’s written consent in advance.  Furthermore, the Supplier shall not have any direct or indirect communication and/or business link with any of the Buyer’s clients.  Buyer’s clients here are referred to those that the Buyer has started to authorize the Supplier to produce products for by issuance of Purchase Orders.  If the Buyer’s client or an agent of the Buyer’s client contacts the Supplier in any manner, then the Supplier will immediately contact the Buyer to inform him of the details of the contact, (i.e. names, dates and purpose of contact).  The Supplier undertakes not to communicate with the Buyer’s clients within at least 2 years of the last shipment for a specific client, or the Supplier agrees to compensate the Buyer a minimum of USD XXXX CTR 2 plus any other damages or losses that may result from violating this agreement. The Buyer undertakes not to communicate with the Supplier’s clients within at least 2 years of the last shipment for a specific client, or the Buyer agrees to compensate the Supplier a minimum of USD XXXX CTR 3 plus any other damages or losses that may result from violating this agreement.

3.  ANTI-RAIDING

The Supplier agrees not to discuss hiring, make an offer, attempt to hire, or hire Buyer’s employees, without the prior, written consent of Buyer, during the term of this Agreement, and for a period of three (3) years after the Agreement ends or is terminated.

4.  NON-COMPETE

The Supplier agrees not to solicit, or attempt to solicit, Buyer’s customers during the term of this Agreement and for a period of for three (3) years after the termination of this Agreement.  The Buyer agrees not to solicit, or attempt to solicit, Supplier’s factories during the term of this Agreement and for a period of for three (3) years after the termination of this Agreement.

5.  WORK, LICENSE

It is the intent of the parties that this Agreement and any attached/annexed Exhibits shall prevail over the terms and conditions of any Purchase Order or additional materials. In the event of a conflict between the terms of this Agreement and the terms contained in any such Purchase Order or additional materials, terms of this Agreement shall be controlling.
Supplier agrees to use best commercially reasonable efforts to perform the Work pursuant to Purchase Orders (as defined below) or changes thereto issued by Buyer and accepted by Supplier. "Work" shall mean Supplier obligations to procure components, materials, equipment and other supplies and to manufacture, assemble, and test, Buyer’s products (hereinafter "Products") pursuant to Buyer's specifications set forth in Exhibit C ("Specifications").

Subject to the terms and conditions of this Agreement, Buyer hereby grants Supplier a non-exclusive, non-sublicensable, non-transferable limited license to internally use, at Supplier's place of business, all of Buyer's patents, trade secrets and other intellectual property solely to perform the Work.

6.  FORECASTS, ORDERS, MATERIAL PROCUREMENT

A.  Forecast
Buyer shall provide Supplier, on a monthly basis, a non-binding, except as set forth in Section 6B and 8D, rolling twelve (12) month Product order Forecast ("Forecast"). Supplier shall view all such Forecasts as Confidential Information (as defined in Section 2). Forecast will indicate which products are released to production and have upside flexibility.

B.  Purchase Orders

Buyer will issue orders for the Products in accordance with the order forms ("Purchase Orders") set forth in Exhibit D. Purchase Orders shall be deemed accepted by Supplier upon receipt of advance payment in accordance with Section 14A, provided however that Supplier may reject any order that represents a 40% or more volume deviation from Buyer’s product Forecast delivered pursuant to Supplier pursuant to Section 6A, for such month on the fourth month proceeding such forecasted month, shipment dates, or any Purchase Order that is modified outside the guidelines established in Section 8D. Supplier shall notify Buyer of rejection of any Purchase Order within four (4) working days of receipt of such order, and prior to any advance payment made by the Buyer.

The parties agree that the terms and conditions contained in this Agreement shall prevail over any terms and conditions of any Purchase Order, acknowledgment form or other instrument.

C.  Material Procurement

Subject to the notices set forth in Section 6D, Supplier agrees to purchase any components and parts ("Materials") for the manufacture of the Products in accordance with Buyer's approved manufacturer's list ("AML") set forth in Exhibit E. To use other vendors of Materials, Supplier must obtain Buyer's prior written consent, which consent shall normally be provided within fourteen (14) days and, in any event, shall not be unreasonably withheld or delayed.

D.  Inventory

Buyer's accepted Forecast and Purchase Orders will constitute authorization for Supplier to procure, using standard purchasing practices, the components, materials and supplies necessary for the manufacture of Products ("Inventory") covered by such Purchase Orders and Forecast. Following release to production (Rev 5 and any additional revisions), Buyer authorizes Supplier to build an additional five (5) unit (per 100 normally produces units) buffer stock to be used for unplanned demand or the replacement of failed units per Sections 8D and 18.

In addition, Buyer authorizes Supplier to purchase, in amounts beyond the amount necessary to fill accepted Purchase Orders, the components, materials, and supplies: (i) with lead times greater than ninety (90) days at the time the order is placed ("Long Lead Time Components") plus 30 days to account for the order, shipment, receipt and manufacturing time and, (ii) purchased in quantities above the required amount in order to achieve price targets ("Economic Order Inventory"), and (iii) purchased in excess of requirements because of minimum lot sizes available from manufacturers ("Minimum Order Inventory"). Together these are called "Special Inventory". Special inventory shall be limited to the greater of Minimum Order Inventory or the next 45 calendar days of requirements.

Supplier may only purchase Long Lead Time Components sufficient to meet all deliveries under the Purchase Orders and Product Forecast in effect at the time the order with the Supplier is placed, and may reasonably purchase Minimum Order Inventory even if greater than the amount necessary to meet Purchase Orders and Product Forecast and terms defined in Section 6D, with Buyers pre-approval. Supplier may, from time to time, hold Long Lead Time Components and finished goods in inventory to increase Buyer flexibility. The components and quantities of all such inventory, including all Non-Cancelable, Non-returnable Items, will be documented in a separate letter and signed by both Supplier and Buyer.
Buyer will be responsible for all Inventory and Special Inventory purchased by Supplier under this Agreement. Supplier' destination factory will utilize all its commercially reasonable efforts to minimize the material exposure. The maximum Work In Progress material exposure for released product shall be less than or equal to 100% of the unshipped monthly forecast.

7.  MONTHLY REPORTS

A.  Lead Time Report

Supplier will purchase specified quantities of long lead time material and Buyer unique material as authorized by Buyer in advance and in writing. Supplier will compile and maintain (and provide an updated version to Buyer on a monthly basis that reflects Buyer's current requirements) a report concerning this long lead time material.

B.  Capacity Report

Supplier shall define manufacturing capacity for each Buyer unique step in the manufacturing process and total manufacturing capacity for each Product and/or family of Products. Supplier will also provide component supplier supply capacity information (collectively "Capacity Information") for unique, custom parts as mutually agreed. Capacity Information along with up-to-date information on Supplier manufacturing capacity model and cycle time plan will be provided to Buyer on the first day of each month in a monthly report or as requested by Buyer. Component supplier capacity information will be provided on an as-needed basis.

C.  Operation Reports

During the term of this Agreement, Supplier agrees to aggressively monitor lead times and cycle times for the various Products as broken down into the following major categories: Order processing cycle time, Material lead time, Manufacturing cycle time, and Pack out and shipping cycle time.
The information and reports in Section 7 A-C will be reported to Buyer on a monthly basis, or as otherwise requested by Buyer ("Lead Time Reports"). Supplier agrees to use it best efforts work with Buyer to develop strategies which will lead to ongoing reductions in lead times and cycle times for the various categories. The Lead time Reports will include the details and results of the implementation of such strategies.

8.  SHIPMENTS, SCHEDULE CHANGE, CANCELLATION

A.  Shipments

Supplier agrees that all Products delivered pursuant to the terms of this Agreement shall be packaged and prepared for shipment in a manner which (i) follows the requirements set forth in Buyer's Product Documentation, or (ii) follows good commercial practice, (iii) is acceptable to common carriers for shipment, and (iv) is adequate to ensure safe arrival. Each shipment shall be accompanied by a packing slip that includes Buyer's part numbers, MAC addresses, Purchase Order number and the quantity shipped.

B.  Delivery

Supplier acknowledges and agrees that Supplier shall use its commercially reasonable efforts to meet the target goal of 100% on-time delivery to Buyer's clients (defined as the shipment point of the Product in the applicable Purchase Order) based on the acknowledged delivery due date. This section, as appropriate, may be modified by an addendum to reflect specific Product requirements. All shipments shall be F.O.B. origin (Shenzhen, China). Title and risk of loss shall pass to Buyer upon Supplier' delivery to the common carrier or Buyer's designee.

C.  Delays
Upon learning of any potential delivery delays, Supplier will notify Buyer within one (1) business day as to the cause and extent of such delay. If Supplier fails to make deliveries at the specified time and such failure is caused by Supplier, Supplier will, at no additional cost to Buyer, employ accelerated measures such as material expediting fees, premium transportation costs, or labor overtime required to meet the specified delivery schedule or minimize the lateness of deliveries.

D.  Quantity Increases and Shipment Schedule Changes

Forecast changes must be received by Thursday to be entered into the weekend ERP/MRP run. Prior to the date that is 120 days before a shipment date set forth in any accepted Forecast, Buyer may, in its sole discretion, make any changes to the items included in such Forecast, such changes including, without limitation, changes in shipment date or quantity. Thereafter, for products released to production with a monthly Forecast in excess of ____units per month, Buyer may (i) increase the quantity of Products or (ii) reschedule the quantity of Products and their shipment date as TBD.

Any Purchase Order quantities increased or rescheduled pursuant to this Section may not be subsequently increased or rescheduled without the prior written approval of Supplier. Supplier shall use reasonable commercial efforts to meet any quantity increases requested by Buyer. In the event, that Supplier is unable to meet any such increase requests, Supplier shall within two (2) days of receiving Buyer request for quantity increase notify Buyer, in writing, of Supplier inability to meet such quantity increase with key constraints defined. Supplier will consider all Forecast change requests, regardless of above constraints, to determine the solutions (normal commercial practices) available to meet the request and make these options available to the Buyer. In the event Buyer reschedules deliveries and Supplier inventory exceeds a 45 day target supply, Buyer will pay 1.5% carrying cost on the quantity greater than the 45 day supply.

E.  Cancellation
Buyer may not cancel any accepted Purchase order without Supplier's prior written approval, such approval not to be unreasonably withheld. If the parties agree upon a cancellation, Buyer will pay Supplier for Products, Inventory, and Special Inventory affected by the cancellation as follows: (i) 100% of the contract price for all finished Products in Supplier’s possession, (ii) 110% of the cost of all Inventory and Special Inventory in Supplier's possession and not returnable to the vendor or usable for other Buyers, whether in raw form or work in process, less the salvage value thereof, (iii) 105% of the cost of all Inventory and Special Inventory on order and not cancelable, (iv) any vendor cancellation charges incurred with respect to Inventory and Special Inventory accepted for cancellation or return by the vendor, and (v) expenses incurred by Supplier related to labor and equipment specifically put in place to support Buyer's purchase orders. Supplier shall provide to Buyer within twenty (20) business days a detailed invoice of the cost of cancellation. Buyer shall pay the amount set forth in such invoice thirty (30) days after receipt of such invoice.

Supplier will use reasonable commercial efforts to return unused Inventory and Special Inventory and to cancel pending orders for such inventory, and to otherwise mitigate the amounts payable by Buyer.

9.  FORCE MAJEURE

Neither the Supplier nor the Buyer shall be held responsible for late delivery or non-delivery owing to generally recognized and Certifiable "Force Majeure" causes. However in such a case, the Supplier shall immediately advise by fax or e-mail the Buyer of the accident and airmail to the Buyer within three (3) days after the accident, a certificate of the accident issued by the appropriate government authority or the Chamber of Commerce which is located at the place where the accident occurs as evidence thereof.  If the said "Force Majeure" causes a delivery schedule impact of more than fifteen (15) days, the Buyer shall have the right to cancel the whole or the undelivered part of the order for the products as stipulated in Purchase Order and the Supplier agrees to reimburse advance payment in accordance with a negotiated settlement taking into account losses by both parties. Furthermore, the Supplier agrees to immediately make available any Buyer owned tooling for use by other Suppliers to fulfill the Buyer’s Purchase Orders.

10.  LATE DELIVERY OR NON –DELIVERY DAMAGE

With the exception of late delivery or non-delivery due to"Force Majeure" causes, if the Supplier fails to make delivery of the products in accordance with the terms and conditions, jointly or severally, of the Purchase Order, the Supplier shall be liable to the Buyer and indemnify the Buyer for all losses, damages, including but not limited to, air freight charge, dead-freight, demurrage and all consequential direct or indirect losses.  The Buyer shall nevertheless have the right to cancel in part or all of the Purchase Order without prejudice to the Buyer's right to claim compensations.

11.  SHIPPING ARRANGEMENT

Seven (7) days prior to the Purchase Order date of shipment, the Supplier shall inform the Buyer by email or fax of the contract number, name of vessel, estimated time of arrival of vessel, quantity to be loaded, way of packing and the name of shipping agent, so as to enable the Buyer to contact the shipping agent directly in case of need.  Should, for certain reasons, it become necessary for the Buyer to replace the named vessel with another one, the Buyer or its shipping agent shall advise the Supplier to this effect in due time.  Should the named vessel arrive at the port of shipment earlier or later than the date of arrival as previously notified by the Supplier, the Supplier shall immediately notify the Buyer.

12.  PARTIAL SHIPMENT AND TRANSSHIPMENT

Without the Buyer’s approval in written form, any partial shipment is not permitted.

13.  SHIPPING DOCUMENTS

The Supplier shall present the following documents to the Buyer to request payment.

a). Three (3) sets of original Bill of Lading and two (2) sets of a copy of the Bill of Lading identifying the Shipper as _____________________.

b). One (1) original invoice with authorized signature and company chop, indicating the Buyer’s PO number, name of commodity, full specifications, shipping mark and Bill of Lading number.

c). One (1) copy of the Certificate of Conformance (COC) with the authorized signature and company chop.

d). One (1) packing list with indication of the Buyer’s PO number, shipping marks, carton number, quantity, description of goods, gross and net weight and measurement of each carton.

e). Any original document(s) made by photographic system, automated or computerized system or carbon copies shall not be acceptable unless they are clearly marked as “ORIGINAL.” and certified with signatures in hand writing by authorized officers of the issuing company or corporation.

f). Immediately after the departure of the carrying vessel, the Supplier shall airmail the aforementioned document to the Buyer.

If the products under a Purchase Order are to be dispatched by air, all the terms and conditions of this Purchase Order in connection with ocean transportation shall be governed by relevant air shipping terms.

14.  PAYMENT TERMS, ADDITIONAL COSTS, AND PRICE

A. Price and Payment Terms

The price for Products to be manufactured is set forth in Exhibit A, and stated on all Purchase Orders issued by Buyer and accepted by Supplier. The current prices are set forth in Exhibit A and may not be changed except as may be accepted by the Buyer. All prices quoted are inclusive of federal, state and local excise, sales, use and similar taxes, and any duties, in China. Buyer shall be responsible for all federal, state and local excise, sales, use and similar taxes, and any duties, in the United States. Payment for any Products, services or other costs to be paid by Buyer hereunder are to be paid in two parts: (i) XXXX CTR 4 of the Purchase Order price is due before manufacturing begins, (ii) and the remaining XXXX CTR 5 is due thirty (30) days net from the date of shipment and shall be made in lawful U.S. currency. Buyer agrees to pay 1.5% monthly interest on all late payments without regard to cause. Furthermore, if Buyer is late with payments, or Supplier has reasonable cause to believe Buyer may not be able to pay, Supplier may require prepayment or delay shipments or suspend work until assurances of payment satisfactory to Supplier are received.

B. Additional Costs

Buyer is responsible for (a) any expediting charges reasonably necessary because of a change in Buyer's requirements which charges are pre-approved, (b) any overtime or downtime charges incurred as a result of delays in the normal production or interruption in the workflow process and caused by: (1) Buyer's change in the Specifications; or (2) Buyer's failure to provide sufficient quantities or a reasonable quality level of consigned materials where applicable to sustain the production schedule. No expedite fees are to be charged in cases where Supplier is solely or jointly responsible for such delay.

C. Price Changes

The price of Products to Buyer may be increased by Supplier if after good faith negotiation, the parties agree in writing to such. Pricing will be reviewed and updated quarterly.

D. Cost Reductions

Supplier agrees to seek ways to reduce the cost of manufacturing Products by methods such as elimination of components, obtaining alternate sources of materials, redefinition of specifications, and improved assembly or test methods. Buyer would receive 100% of any cost reductions identified by Buyer, implemented at the next quarterly price update. For cost reductions identified through CONTRACT MANUFACTUER' internal efforts, the savings would be split with 50% of the savings being retained by Supplier, and the remaining 50% being applied directly to Buyer's production cost by way of a quarterly price reduction.

Supplier agrees to a non-binding target of 3.5% quarter-over-quarter cost reduction for turnkey materials, and a quarter-over-quarter cost reduction for labor and overhead of 3.0% per quarter once the product is in full production.

15. ENGINEERING CHANGES

Buyer may request, in writing, that Supplier incorporate engineering changes into the Product. Such request will include a description of the proposed engineering change sufficient to permit Supplier to evaluate its feasibility and cost. Supplier’s evaluation shall be in writing and shall state the costs and time of implementation and the impact on the delivery schedule and pricing of the Product. Supplier shall provide such evaluation within three (3) business days after receipt of Buyer request for engineering change. Buyer may request one (1) day response on critical ECO's to expedite response.

Supplier will not be obligated to proceed with the engineering change until the parties have agreed upon the changes to the Specifications, delivery schedule, and Product pricing and upon the implementation costs to be borne by Buyer including, without limitation, the cost of Inventory and Special Inventory on-hand and on-order that becomes obsolete.

16. ENGINEERING CHANGE IMPLEMENTATION COSTS

Following release to production (Rev 5 and any additional revisions), Buyer will be allowed up to three (3) ECOs per week effecting up to 20 line items (individual component part numbers) each as part of the product manufacturing cost. The implementation of greater than 3 ECOs per week will subject to charges TBD.

17. TOOLING, NON-RECURRING EXPENSES, SOFTWARE, AND SYSTEMS INFRASTRUCTURE

Supplier shall provide non-Product specific tooling at its expense, including, but not limited to assembly equipment, ICT testers, material handling equipment, general scopes and analyzers, and inspection equipment. Buyer shall pay for or obtain and consign to Supplier any Product specific tooling and other reasonably necessary non-recurring expenses, to be set forth in Supplier’s quotation, including, but not limited to functional test equipment, casting molds, and specialized test and measurement equipment. All software, which Buyer provides to Supplier, is and shall remain the property of Buyer. Buyer grants Supplier a license to copy, modify and use such software required to perform Supplier’s obligations under this Agreement. All software developed by Supplier to support the process tooling or otherwise shall be and remain the property of Supplier. Supplier shall hold Buyer’s Property at its own risk and shall not modify the property without the written permission of Buyer. Supplier will use Buyer’s property only for purposes of this Agreement. Upon Buyer's request, Supplier shall redeliver the property to Buyer in the same condition as originally received by Supplier with the exception of reasonable wear and tear. In the event the property is lost, damaged or destroyed, Supplier's liability for the property is limited to the book value of the property.

A. Systems Development, Deployment and Operations

Supplier agrees to work with Buyer to support the development, deployment, and ongoing operations of computer systems at Supplier as required to support the manufacturing and product fulfillment processes.

18. PRODUCT ACCEPTANCE, WARRANTIES, AND RETURN SERVICES

A. Product Acceptance

The Products delivered by Supplier will be inspected and tested as required by Buyer within twenty (20) days of Buyer’s receipt of such Products. The Product test shall be based on, but is not limited to, (a) any material failure to meet any applicable specifications and/or written representations and warranties made by Supplier or (b) any repeated inability to perform, without interruption, in material compliance with the performance characteristics described in the Specifications. If the Products are found to be defective in material or workmanship, Buyer has the right to reject such Products during said period. Products not rejected during said period will be deemed accepted. Buyer may return defective Products, freight collect, after obtaining a return material authorization number from Supplier to be displayed on the shipping container and completing a failure report. Rejected Products will be either repaired or replaced at Supplier's option and cost within twenty (20) business days. Supplier will replace failed product within two (2) business days when possible using production or buffer inventory. If Supplier fails to repair or replace such Product within such twenty (20) business day period, then Buyer shall have the right, without liability, to require expedited shipping of the conforming Product at Supplier’s sole cost. Both parties agree to work in good faith to implement Returned Product Services per Section 18C such that the replacement time is set to two (2) days.

B. Express Limited Warranty

Supplier warrants that: (i) the Products will conform to Buyer's applicable Specifications; (ii) the Products shall be free from material and workmanship defects for a period of XXXX   CTR 6 days from the date of shipment; (iii) the Products shall be free and clear of all liens and encumbrances and that Supplier will convey good and marketable title to such Product. This express limited warranty does not apply to (a) materials consigned or supplied by Buyer to Supplier; (b) defects resulting from Buyer's Specifications or the design of the Products; or (c) Product that has been abused, damaged, altered or misused by any person or entity after title passes to Buyer. With respect to first articles, prototypes, pre-production units or test units manufactured solely for Buyer, Supplier makes no representations or warranties whatsoever. In the event that any Product manufactured shall not be in conformity with the foregoing warranties, Supplier shall, at Supplier's sole expense, replace, repair or correct such Product within twenty (20) business days of receipt of such defective Product. Supplier will replace failed product within two (2) business days when possible using production or buffer inventory. Supplier shall waive any charges to Buyer in order to effect the replacement of such defective Products to Buyer. Supplier agrees to maintain a repair capability for products under warranty. If Supplier is unable to repair, replace or correct such product, then Supplier shall credit Buyer for the purchase price paid by Buyer for such Product. To the extent that Supplier receives warranty coverage on failed components beyond the 365 day warranty period, this warranty will be extended to the Buyer.

C. Returned Product Services
Supplier will work with Buyer to establish returned product services including (but not limited to): (1) In-warranty repair, (2) out of warranty repair, (3) product upgrades, (4) field service spares depoting, (5) stock rotation programs, (6) and failure analysis. The specific scope of work and service level expectation for these services, as well as the pricing of these shall be set forth in Exhibit B.

SUPPLIER MAKES NO OTHER WARRANTIES OR CONDITIONS ON THE PRODUCTS, EXPRESS, IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR COMMUNICATION WITH BUYER, AND SUPPLIER SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

19. LIABILITY LIMITATION

A. Patents, Copyrights, Trade Secrets, Other Proprietary Rights.

 (a) Supplier shall defend or settle at its expense any claim or suit, including without limitation any third-party claim or suit against Buyer or its affiliates, directors, officers, agents, employees to the fullest extent permitted by law arising out of or in connection with any claim that the Supplier manufacturing process violates the intellectual property rights of a third party

 (b) Buyer shall defend or settle at its expense any claim or suit ("Action"), including without limitation any third-party claim or suit against Supplier arising out of or in connection with any claim that the Product violates the intellectual property rights of a third party.

Each Party's ("Indemnitor") obligation to indemnify and hold harmless the other Party ("Indemnitee") from and against any and all damages, costs, liabilities and attorneys' fees, incurred in defending and/or resolving such Action; provided that: (i) the Indemnitor is promptly notified in writing of such Action, (ii) the Indemnitor shall have the sole control of the defense and/or settlement thereof, (iii) the Indemnitee furnishes to the Indemnitor, on request, information available to the Indemnitee for such defense, and (iv) the Indemnitee cooperates in any defense and/or settlement thereof as long as the Indemnitor pays all of the Indemnitee's reasonable out of pocket expenses and attorneys' fees. The Indemnitee shall not admit any such Action or any allegations made in such Action without the prior written consent of the Indemnitor.

THE FOREGOING STATES THE ENTIRE LIABILITY OF THE PARTIES TO EACH OTHER CONCERNING INFRINGEMENT OF PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHTS.

B. Product Liability

Supplier agrees that, if notified promptly in writing and given sole control of the defense and all related settlement negotiations, it will defend Buyer from any claim or action and will hold Buyer harmless from any loss, damage or injury, including death, which arises from any alleged manufacturing defect of any Products.

C. No Other Liability

EXCEPT FOR THE EXPRESS WARRANTIES CREATED UNDER THIS AGREEMENT AND AS SET FORTH IN SECTION 18B AND A BREACH OF CONFIDENTIALITY IN SECTION 2 IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE ARISING OUT OF THIS AGREEMENT OR THE SALE OF PRODUCTS, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING THE POSSIBILITY OF NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, EVEN IF THE PARTY HAS BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE, AND EVEN IF ANY OF THE LIMITED REMEDIES IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE.

D. Security Interest

Until the purchase price and all other charges payable to Supplier hereunder have been received in full, Supplier hereby retains and Buyer hereby grants to Supplier a security interest in the Products delivered to Buyer and any proceeds therefrom. Buyer agrees to promptly execute any documents requested by Supplier to perfect and protect such security interest. In the event of a default by Buyer, Supplier may exercise any or all remedies provided under the Uniform Commercial Code or similar statutes or laws enacted in the jurisdiction within which Supplier seeks to enforce its rights under this Agreement.

20. ARBITRATION

Both parties agree to attempt to resolve all disputes between the parties with respect to the application or interpretation of any term or condition of this Buyer/Supplier Partnership Agreement through amicable negotiation.  In the event that the parties are unable to resolve  disputes, then the dispute arising from or in connection with this contract shall be submitted to China International Economic and Trade Arbitration Commission, South China Sub-Commission for arbitration which shall be conducted in accordance with the Commission's arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon both parties.

21.  LANGUAGE

This Buyer/Supplier Cooperation Agreement and all Purchase Orders issued under this partnership agreement shall be written in English.  English is the prevailing language.  The Chinese language is provided for reference and clarification

22.  NO RIGHTS GRANTED

Nothing in this Agreement shall be construed as granting any rights under any patent, copyright or other intellectual property right of Buyer, nor shall this Agreement grant either party any rights in or to Buyer’s Confidential Information other than the limited right to review such Confidential Information solely for the purpose of the Relationship under this Agreement.

23. TERMINATION

This Agreement may be terminated by either party (a) for any reason upon ninety (90) days written notice to the other party, or (b) if the other party defaults in any payment to the terminating party and such default continues without a cure for a period of thirty (30) days after the delivery of written notice thereof by the terminating party to the other party, (c) if the other party defaults in the performance of any other material term or condition of this Agreement and such default continues un-remedied for a period of thirty (30) days after the delivery of written notice thereof by the terminating party to the other party, or (d) pursuant to Section 30. Termination of this Agreement for any reason shall not affect the obligations of either party that exist as of the date of termination. Upon termination due to a default by Buyer or a breach by Buyer of its obligations, Buyer shall be responsible for the finished Products, Inventory, and Special Inventory in existence at the date of termination; otherwise Buyer shall only be responsible for finished Products. Notwithstanding termination or expiration of this Agreement, Sections 2 ,3 ,4, 18B, 19, 22, 24, and 27 shall survive said termination or expiration.

24.  SUCCESSORS AND ASSIGNS

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

25. SEVERABILITY

If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith.  In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

26.  INDEPENDENT CONTRACTORS
The Parties are independent contractors, and nothing contained in this Agreement shall be construed to constitute the Parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking.

27.  REMEDIES

The Parties agree that due to the unique nature of their respective businesses and the value of information, employee’s, sources, designs, and relationships, that monetary damages would be inadequate to compensate for any breach of this Agreement and that any such breach or threatened breach shall cause irreparable injury to the other party and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the non-breaching party shall be entitled, without proof of special damage, to: (a) obtain injunctive relief; (b) specific performance; and, (c) indemnification by the breaching party from any loss or harm, including but not limited to costs and reasonable attorney’s fees, arising out of or in connection with any breach or enforcement of obligations under this Agreement.

28.AMENDMENT AND WAIVER

Any term of this Agreement may be amended with the written consent of the Parties.  Any amendment or waiver affected in accordance with this Section shall be binding upon the parties and their respective successors and assigns.  Failure to enforce any provision of this Agreement by a party shall not constitute a waiver of any term hereof by such party.

29.  ENTIRE AGREEMENT

This Agreement is the product of the Parties and constitutes the entire agreement between the Parties and merges all prior negotiations and drafts of the Parties with regard to the transactions contemplated herein.  Any and all other written or oral agreements existing between the Parties hereto regarding such transactions are expressly canceled.

30.  VALIDITY

This Buyer/Supplier Cooperation Agreement becomes effective once signed by both parties.  It serves as a legal binding document and will remain valid until terminated in writing by both parties.  This Buyer/Supplier Cooperation Agreement shall consist of two authentic agreements, (each agreement containing both English and Chinese), one for each Party, each being legal and enforceable.

31.  AUTHORITY TO REPRESENT

The persons executing this Agreement on behalf of the Parties represent and warrant that they are duly authorized to execute contracts and agreements on behalf of their respective Parties.

IN WITNESS WHEREOF, the Parties have executed this Buyer/Supplier Cooperation Agreement and it shall be effective as of the last date executed below.

Buyer：NET TALK.COM, INC.

Authorized Signature: ____________________________

Title: ______________

Date: ______________

Supplier XXXX CTR 7

Authorized Signature: ____________________________

Title: ____________________

Date: ____________________

Exhibit A-Price of Product
			tk6000_rev5_03-03-2010 BOM			“CONFIDENTIAL TREATMENT REQUESTED BY REGISTRANT”

ITEM NO.	PART NAME	PART MAF. NO.	PART VALUE	QTY	DESIGNATION	MANUFACTURE	DELIVERY TIME	UNIT PRICE,USD	TOTAL PRICE,USD	NOTE
CTR 1	CHIP CAP.	ECJ-2FB1H104K	CAP .1UF 50V CERAMIC X7R 0805	XXXX	XXXX	Panasonic – ECG	XXXX	XXXX	XXXX	ECJ-2FB1H104K
CTR 2	CHIP CAP.	JMK212B7106KG-T	CAP CER 10UF 6.3V X7R 0805	XXXX		Taiyo Yuden	XXXX	XXXX	XXXX
CTR 3	CHIP CAP.	GRM21BR61C106KE15L	CAP CER 10UF 16V X5R 0805	XXXX	XXXX	Murata	XXXX	XXXX	XXXX	GRM21BR61C106KE15L
CTR 4	CHIP CAP.	ECJ-0EB1E152K	CAP 1500PF 25V CERAMIC 0402 SMD	XXXX	XXXX	Panasonic	XXXX	XXXX	XXXX
CTR 5	CHIP CAP.	06035C103JAT2A	CAP CER 10000PF 50V X7R 5% 0603	XXXX	XXXX	AVX Corporation	XXXX	XXXX	XXXX	06035C103JAT2A
CTR 6	CHIP CAP.	GRM155R71C104KA88D	CAP CER .1UF 16V X7R 0402	XXXX	XXXX	Murata, Murata Electronics	XXXX	XXXX	XXXX	GRM155R71C104KA88D
CTR 7	CHIP CAP.	GRM155R60J475ME87D	CAP CER 4.7UF 6.3V X5R 0402	XXXX	XXXX	Murata	XXXX	XXXX	XXXX
CTR 8	CHIP CAP.	ECJ-0EB0J475M	CAP CERAMIC 4.7UF 6.3V X5R 0402	XXXX	XXXX	Panasonic – ECG	XXXX	XXXX	XXXX	ECJ-0EB0J475M
CTR 9	CHIP CAP.	GRM1555C1H100JZ01D	CAP CER 10PF 50V 5% C0G 0402	XXXX	XXXX	Murata Electronics	XXXX	XXXX	XXXX	GRM1555C1H100JZ01D
CTR 10	CHIP CAP.	GRM155R71H223KA12D	CAP CER 22000PF 50V X7R 0402	XXXX	XXXX	Murata Electronics	XXXX	XXXX	XXXX	GRM155R71H223KA12D
CTR 11	CHIP CAP.	GRM1555C1H300JZ01D	CAP CER 30PF 50V 5% C0G 0402	XXXX	XXXX	Murata Electronics	XXXX	XXXX	XXXX	GRM1555C1H300JZ01D
CTR 12	CHIP CAP.	UMK105CG040CW-F	CAP CERM 4.0PF 50V C0G 0402	XXXX	XXXX	Taiyo Yuden	XXXX	XXXX	XXXX	UMK105CG040CW-F
CTR 13	CHIP CAP.	GRM155R71H821KA01D	CAP CER 820PF 50V X7R 0402	XXXX	XXXX	Murata	XXXX	XXXX	XXXX	GRM155R71H821KA01D
CTR 14	CHIP CAP.	LMK105BJ333KV-F	CAP CERM 33000PF 10V X7R 0402	XXXX	XXXX	Taiyo Yuden	XXXX	XXXX	XXXX	LMK105BJ333KV-F
CTR 15	CHIP CAP.	GRM155R71H103KA88D	CAP CER 10000PF 50V X7R 0402	XXXX	XXXX	Murata	XXXX	XXXX	XXXX	GRM155R71H103KA88D
CTR 16	CHIP CAP.	JMK105BJ105KV-F	CAP CER 1.0UF 6.3V X5R 0402	XXXX	XXXX	Taiyo Yuden	XXXX	XXXX	XXXX	JMK105BJ105KV-F
CTR 17	CHIP CAP.	LMK212BJ106KG-T	CAP CER 10UF 10V X5R 0805	XXXX	XXXX	Taiyo Yuden	XXXX	XXXX	XXXX	LMK212BJ106KG-T

“CONFIDENTIAL TREATMENT REQUESTED BY REGISTRANT”
CTR 18	CHIP CAP.	EMK105B7223KV-F	CAP CER 22000PF 16V X7R 0402	XXXX	XXXX	Taiyo Yuden	XXXX	XXXX	XXXX	EMK105B7223KV-F
CTR 19	CHIP CAP.	GRM188R72A104KA35D	CAP CER .1UF 100V X7R 0603	XXXX	XXXX	Murata	XXXX	XXXX	XXXX	GRM188R72A104KA35D
CTR 20	CHIP CAP.	GRM21BR72A474KA73L	CAP CER .47UF 100V X7R 0805	XXXX	XXXX	Murata	XXXX	XXXX	XXXX	GRM21BR72A474KA73L
CTR 21	CHIP CAP.	EEE-2AA100UP	CAP ELECT 10UF 100V VS SMD	XXXX	XXXX	Panasonic	XXXX	XXXX	XXXX	EEE-2AA100UP
CTR 22	CHIP CAP.	C0805C683K1RACTU	CAP CER .068UF 100V X7R 0805	XXXX	XXXX	Kemet	XXXX	XXXX	XXXX	C0805C683K1RACTU
CTR 23	CHIP CAP.	GCM188R72A223KA37D	CAP CER .022UF 100V X7R 0603	XXXX	XXXX	Murata	XXXX	XXXX	XXXX	GCM188R72A223KA37D
CTR 24	TAN. CAP.	TAJD107K016R	CAP TANTALUM 100UF 16V 10% SMD	XXXX	XXXX	AVX Corporation	XXXX	XXXX	XXXX	TAJD107K016R
CTR 25	CHIP CAP.	GRM188R71C105KA12D	CAP CER 1UF 16V X7R 0603	XXXX	XXXX	Murata Electronics	XXXX	XXXX	XXXX	GRM188R71C105KA12D
CTR 26	CHIP CAP.	GRM155R71H102KA01D	CAP CER 1000PF 50V 10% X7R 0402	XXXX	XXXX	Murata Electronics	XXXX	XXXX	XXXX	GRM155R71H102KA01D
CTR 27	CHIP CAP.	GJM1555C1H180JB01D	CAP CERAMIC 18PF 50V C0G 0402	XXXX	XXXX	Murata Electronics	XXXX	XXXX	XXXX	GJM1555C1H180JB01D
CTR 28	DIODE	BAV21WS-7-F	DIODE SWITCH 100V 150MA SOD123	XXXX	XXXX	Diodes Inc	XXXX	XXXX	XXXX	BAV21WS-7-F
CTR 29	DIODE	1N4148WS	DIODE SS 100V 4.0NS SOD-323F	XXXX	XXXX	Fairchild	XXXX	XXXX	XXXX	1N4148WS
CTR 30	DIODE	DFLU1400	DIODE SUP FAST 400V 1A PWRDI 123	XXXX	XXXX	Diodes	XXXX	XXXX	XXXX	DFLU1400
CTR 31	CHIP LED	0603，Red and green		XXXX	XXXX	Avago	XXXX	XXXX	XXXX
CTR 32	SMD Bead core	BLM15AG121SN1D	FERRITE CHIP 120 OHM 500MA 0402	XXXX	XXXX	Murata Electronics	XXXX	XXXX	XXXX	BLM15AG121SN1D
CTR 33	SMD Bead core	BKP1608HS181-T	FERRITE BEAD 180 OHM 0603	XXXX	XXXX	Taiyo Yuden	XXXX	XXXX	XXXX	BKP1608HS181-T
CTR 34	SMD Bead core	BK1005HM601-T	FERRITE BEAD 600 OHM 0402	XXXX	XXXX	Taiyo Yuden	XXXX	XXXX	XXXX	BK1005HM601-T
CTR 35	TEST POINT	NA	NO POPULATION TEST POINT	XXXX	XXXX	NA	XXXX	XXXX	XXXX
CTR 36	CONNECTOR	RJE071660410	CONN MOD JACK 6-4 RT/A SMT 50AU	XXXX	XXXX		XXXX	XXXX	XXXX	USD0.76 for Amphenol;the last we quote is THT part.
CTR 37	CONNECTOR	RJ45 MAGJACK	RJ-45 AUTOMDIX MAGJACK	XXXX	XXXX		XXXX	XXXX	XXXX	USD3.38 for Stewart
CTR 38	USB	UE25-BM55-10H	CONN MINI USB RCPT RA TYPE B SMD	XXXX	XXXX		XXXX	XXXX	XXXX	Cost DOWN from USD0.1
CTR 39	SMD INDUCTANCE	SRU5028-150Y	INDUCTOR SHIELDED 15.0UH SMD	XXXX	XXXX	Bourns	XXXX	XXXX	XXXX
CTR 40	SMD INDUCTANCE	MH1608-101Y	FERRITE CHIP 100 OHM 1A 0603	XXXX	XXXX	Bourns	XXXX	XXXX	XXXX
CTR 41	SMD INDUCTANCE	MT1608-050Y	FERRITE CHIP 10 OHM 500MA 0603	XXXX	XXXX	Bourns	XXXX	XXXX	XXXX
CTR 42	SMD INDUCTANCE	46333C	INDUCTOR 33UH 1.45A SMD SHIELDED	XXXX	XXXX	Murata	XXXX	XXXX	XXXX	46333C

“CONFIDENTIAL TREATMENT REQUESTED BY REGISTRANT”
CTR 43	SMD INDUCTANCE	MH3261-260Y	FERRITE CHIP 1.5A 26 OHM SMD	XXXX	XXXX	Bourns	XXXX	XXXX	XXXX
CTR 44	CONNECTOR	H5215CT-ND	Header, 15-Pin, Dual row	XXXX	XXXX	Hirose	XXXX	XXXX	XXXX	CONNECTOR CHANGED
CTR 45	MOS	IRLML6401TRPBF	MOSFET P-CH 12V 4.3A SOT-23	XXXX	XXXX	International Rectifier	XXXX	XXXX	XXXX	Cost down, but delivery time longer.
CTR 46	DIODE	ZXTP2013Z	TRANSISTOR PNP 60V 4.3A SOT89	XXXX	XXXX	Diodes	XXXX	XXXX	XXXX	Cost up
CTR 47	TRANSISTOR	MMST3904-7-F	TRANS NPN BIPOLAR 40V SOT323	XXXX	XXXX	Diodes	XXXX	XXXX	XXXX	MMST3904-7-F
CTR 48	CHIP RES	MCR01MZPF3902	RES 39.0K OHM 1/16W 1% 0402 SMD	XXXX	XXXX	Rohm	XXXX	XXXX	XXXX
CTR 49	CHIP RES	MCR01MZPF1002	RES 10.0K OHM 1/16W 1% 0402 SMD, RES 32.4K OHM 1/16W 1% 0402 SMD	XXXX	XXXX	Rohm	XXXX	XXXX	XXXX	MCR01MZPF1002
CTR 50	CHIP RES	ERJ-2RKF4531X	RES 4.53K OHM 1/16W 1% 0402 SMD	XXXX	XXXX	Panasonic	XXXX	XXXX	XXXX	ERJ-2RKF4531X
CTR 51	CHIP RES	MCR01MZPJ220	RES 22 OHM 1/16W 5% 0402 SMD	XXXX	XXXX	Rohm	XXXX	XXXX	XXXX	MCR01MZPJ220
CTR 52	CHIP RES	MCR01MZPF33R0	RES 33.0 OHM 1/16W 1% 0402 SMD	XXXX	XXXX	Rohm	XXXX	XXXX	XXXX	MCR01MZPF33R0
CTR 53	CHIP RES	MCR01MZPJ000	RES 0.0 OHM 1/16W 5% 0402 SMD	XXXX	XXXX	Rohm	XXXX	XXXX	XXXX	MCR01MZPJ000
CTR 54	CHIP RES	MCR01MZPF10R0	RES 10.0 OHM 1/16W 1% 0402 SMD	XXXX	XXXX	Rohm	XXXX	XXXX	XXXX	MCR01MZPF10R0
CTR 55	CHIP RES	MCR01MZPF49R9	RES 49.9 OHM 1/16W 1% 0402 SMD	XXXX	XXXX	Rohm	XXXX	XXXX	XXXX	MCR01MZPF49R9
CTR 56	CHIP RES	MCR01MZPF1501	RES 1.50K OHM 1/16W 1% 0402 SMD	XXXX	XXXX	Rohm	XXXX	XXXX	XXXX	MCR01MZPF1501
CTR 57	CHIP RES	MCR01MZPJ331	RES 330 OHM 1/16W 5% 0402 SMD	XXXX	XXXX	Rohm	XXXX	XXXX	XXXX	MCR01MZPJ331
CTR 58	CHIP RES	MCR01MZPF1000	RES 100 OHM 1/16W 1% 0402 SMD	XXXX	XXXX	Rohm	XXXX	XXXX	XXXX	MCR01MZPF1000
CTR 59	CHIP RES	MCR01MZPJ105	RES 1.0M OHM 1/16W 5% 0402 SMD	XXXX	XXXX	Rohm	XXXX	XXXX	XXXX	MCR01MZPJ105
CTR 60	CHIP RES	ERJ-2RKF1242X	RES 12.4K OHM 1/16W 1% 0402 SMD	XXXX	XXXX	Panasonic – ECG	XXXX	XXXX	XXXX	ERJ-2RKF1242X
CTR 61	CHIP RES	MCR01MZPF3011	RES 3.01K OHM 1/16W 1% 0402 SMD	XXXX	XXXX	Rohm	XXXX	XXXX	XXXX	MCR01MZPF3011
CTR 62	CHIP RES	MCR01MZPF1001	RES 1.00K OHM 1/16W 1% 0402 SMD	XXXX	XXXX	Rohm	XXXX	XXXX	XXXX	MCR01MZPF1001
CTR 63	CHIP RES	RT0402FRE0775KL	RES 75.0K OHM 1/16W 1% SMD 0402	XXXX	XXXX	Yageo	XXXX	XXXX	XXXX	RT0402FRE0775KL
CTR 64	CHIP RES	RC0402FR-0747K5L	RES 47.5K OHM 1/16W 1% 0402 SMD	XXXX	XXXX	Yageo	XXXX	XXXX	XXXX	RC0402FR-0747K5L

“CONFIDENTAIL TREATMENT REQUESTED BY REGISTRANT”
CTR 65	CHIP RES	RC0402JR-071KL	RES 1.0K OHM 1/16W 5% 0402 SMD	XXXX	XXXX	Yageo	XXXX	XXXX	XXXX	RC0402JR-071KL
CTR 66	CHIP RES	RC0402JR-071ML	RES 1.0M OHM 1/16W 5% 0402 SMD	XXXX	XXXX	Yageo	XXXX	XXXX	XXXX	RC0402JR-071ML
CTR 67	CHIP RES	RC0402JR-0710RL	RES 10 OHM 1/16W 5% 0402 SMD	XXXX	XXXX	Yageo	XXXX	XXXX	XXXX	RC0402JR-0710RL
CTR 68	CHIP RES	RC0805FR-07402KL	RES 402K OHM 1/8W 1% 0805 SMD	XXXX	XXXX	Yaego, Yageo	XXXX	XXXX	XXXX	RC0805FR-07402KL
CTR 69	CHIP RES	RC0603JR-07200RL	RES 200 OHM 1/10W 5% 0603 SMD	XXXX	XXXX	Yageo	XXXX	XXXX	XXXX	RC0603JR-07200RL
CTR 70	CHIP RES	RC0805FR-0720RL	RES 20.0 OHM 1/8W 1% 0805 SMD	XXXX	XXXX	Yageo	XXXX	XXXX	XXXX	RC0805FR-0720RL
CTR 71	CHIP RES	RC0603JR-07150RL	RES 150 OHM 1/10W 5% 0603 SMD	XXXX	XXXX	Yageo	XXXX	XXXX	XXXX	RC0603JR-07150RL
CTR 72	CHIP RES	RL1220T-R047-G	RES .047 OHM 1/4W 2% 0805 SMD	XXXX	XXXX	Susumu	XXXX	XXXX	XXXX	RL1220T-R047-G
CTR 73	CHIP RES	RC0402JR-07100KL	RES 100K OHM 1/16W 5% 0402 SMD	XXXX	XXXX	Yageo	XXXX	XXXX	XXXX	RC0402JR-07100KL
CTR 74	CHIP RES	MCR01MZPF1502	RES 15.0K OHM 1/16W 1% 0402 SMD	XXXX	XXXX	Rohm	XXXX	XXXX	XXXX	MCR01MZPF1502
CTR 75	CHIP RES	MCR01MZPF51R0	RES 0.0 OHM 1/16W 5% 0402 SMD	XXXX	XXXX	Rohm	XXXX	XXXX	XXXX
CTR 76	CHIP RES	ERJ-3GEYK186V	RESISTOR 18M OHM 1/10W 10% 0603	XXXX	XXXX	Panasonic – ECG	XXXX	XXXX	XXXX	ERJ-3GEYK186V
CTR 77	CHIP RES	RC0805FR-073K01L	RES 3.01K OHM 1/8W 1% 0805 SMD	XXXX	XXXX	Yageo	XXXX	XXXX	XXXX	RC0805FR-073K01L
CTR 78	CHIP RES	RC1206FR-0724R9L	RES 24.9 OHM 1/4W 1% 1206 SMD	XXXX	XXXX	Yageo	XXXX	XXXX	XXXX	RC1206FR-0724R9L
CTR 79	CHIP RES	DNP	0805 footprint resistor, RES 10.0K OHM 1/16W 1% 0402 SMD	XXXX	XXXX	DNP, Rohm	XXXX	XXXX	XXXX
CTR 80	CHIP RES	MCR03EZPFX2200	RES 220 OHM 1/16W 1% 0402 SMD	XXXX	XXXX	Rohm	XXXX	XXXX	XXXX
CTR 81	SWITCH	KSS231GLFS		XXXX	XXXX		XXXX	XXXX	XXXX	Cost up
CTR 82	IC	IR3802MTRPBF	IC REG SYNC BUCK 4A 5X6 PQFN	XXXX	XXXX	International Rectifier	XXXX	XXXX	XXXX	Cost down, but delivery time longer.
CTR 83	IC	MCF52264AF80 LQFP100	MCF52264AF80 LQFP100	XXXX	XXXX	Freescale Semiconductor	XXXX	XXXX	XXXX	wait for nettalk's answer
CTR 84	IC	LAN8700C-AEZG	TXRX ETHERNET 10/100 36-QFN	XXXX	XXXX	SMSC	XXXX	XXXX	XXXX	cost up
CTR 85	IC	EPM240F100C5N	IC MAX II CPLD 240 LE 100-FBGA	XXXX	XXXX	Altera	XXXX	XXXX	XXXX	Cost down from USD3.6
CTR 86	IC	Le89116QVC		XXXX	XXXX	Zarlink	XXXX	XXXX	XXXX	Accdepted for first 10K units only
CTR 87	IC	LCP1521S		XXXX	XXXX	ST Micro	XXXX	XXXX	XXXX
CTR 88	IC	NC7WZ16P6X	IC BUFFER UHS DUAL SC70-6	XXXX	XXXX	Fairchild Semiconductor	XXXX	XXXX	XXXX	NC7WZ16P6X
CTR 89	IC	Le89810BSC		XXXX	XXXX	Zarlink	XXXX	XXXX	XXXX	Le89810BSC
CTR 90	CRYSTAL	FOXSDLF/250F-20	Crystal 25.000 Mhz HC49/US	XXXX	XXXX	Fox Electronics	XXXX	XXXX	XXXX	cost up, the last one we quote is THT part
CTR 91	CRYSTAL	632L3I002M04800		XXXX	XXXX	CTS	XXXX	XXXX	XXXX	new component

“CONFIDENTAIL TREATMENT REQUESTED BY REGISTRANT”
CTR 92	CRYSTAL	KC3225A48.0000C30E00		XXXX	XXXX	AVX / Kyocera	XXXX	XXXX	XXXX	cost up, the last one we quote is THT part
CTR 93	CRYSTAL	FC-135 32.7680KA-A3	CRYSTAL 32.7680KHZ 12.5PF SMD	XXXX	XXXX	Epson Toyocom Corporation	XXXX	XXXX	XXXX	cost up, the last one we quote is THT part
CTR 94	PCB	6 layer		XXXX			XXXX	XXXX	XXXX	cost up, the last one we quote is 4 layer, and the line is more tiny.
Accessaries
1CTR 95	PLASTIC CASE			XXXX				XXXX	XXXX	cost up due to new design and material cost increased
2CTR 96	POWER ADAPTOR	5V 1A Adapter with USB output input 110 to 240 V		XXXX				XXXX	XXXX	This price is acceptable for the first 10 K units only
3CTR 97	USB CABLE	3FT USB 2.0 A Male to Mini B 5P M 28/24AWG Cable		XXXX				XXXX	XXXX	cost up due to material cost increased
4CTR 98	LAN CABLE	3FT CAT5E Network Ethernet LAN Cable		XXXX				XXXX	XXXX	cost up due to material cost increased
5CTR 99	BOX	Retail Box Material finished,COLOUR PRINT BOX.		XXXX				XXXX	XXXX
6CTR 100	INSTRUCTION BOOK	Printing and packing Quickstart Guide		XXXX				XXXX	XXXX	New
7CTR 101	PLASTIC BAG			XXXX				XXXX	XXXX
8CTR 102	STICK LABEL			XXXX				XXXX	XXXX
CTR 103								XXXX	XXXX
CTR 104								XXXX	XXXX	XXXX
CTR 105								XXXX	XXXX
CTR 106								Full price	XXXX	XXXX

Initial cost
			QTY			DESCRIPTION		UNITE PRICE	AMOUNT
1CTR 107	PCB MOULD		1			PCB mould, PCB test jig charge		XXXX	XXXX
2CTR 108	CASE MOULD		1			Mould for making case, the upside and downside cover.		XXXX	XXXX
3CTR 109	CASE MOULD		1			Mould for making case, the middle part.		XXXX	XXXX
4CTR 110	CASE MOULD		1			Mould for making case, the light emitting pole.		XXXX	XXXX
CTR 111								Initial cost	XXXX

Exhibit B- Return/Rejection of Product/Services

“CONFIDENTIAL TREATMENT REQUESTED BY REGISTRANT”

The TK6000 shall have a warranty period of one year from the date of delivery. Units Returned to NetTalk .Com shall be returned to the Manufacturer for either repair or credit as the circumstance demands.

TK6000 units will be subjected to a batch Factory Acceptance Test (FAT) and may be partially or completely rejected as per the below Program:

CONFIDENTIAL TREATMEN REQUESTED BE REGISTRANT”

Factory Acceptance Test: Verify that the TK6000 is manufactured according the specifications. It is done to a random sample of each manufacturing lot.
The sample may be 100% of the lot. Rejection of samples may lead to a rejection of the entire lot
Inspection Level	General Inspection Level II
AQL Critical Defects CTR 1	0.0	Batch Size	XXXX	Sample Size	XXXX	Critical Defect Accepted	0	Critical Defect Rejection	1
AQL Major Defects CTR 2	2.5	Batch Size	XXXX	Sample Size	XXXX	Major Defects Accepted	5	Major Defects Rejection	6
AQL Minor Defects CTR 3	4.0	Batch Size	XXXX	Sample Size	XXXX	Minor Defects Accepted	7	Minor Defect Rejection	8
Upon Rejection, the entire lot must be tested. Failed units can be repaired and tested again. Repaired units must be tested 100%

Lot Code	1234	Manufacturing Date		Manufacture	CM						MAC-1	MAC-2
Purchase Order	1111	Test Date	6-Feb-10	Test	Nettalk
Item	Group	Test Name	Test Description	Defect Level	Test Setup	Value to Comply	Comment			Test Time (sec)	Compliance (Pass/NotPass)	Compliance (Pass/NotPass)
0 CTR 4	Visual Inspection	Over All Visual Inspection	XXXX	Critical						10
1 CTR 5	Visual Inspection	Packages Completion	XXXX	Major	Open a final box and count					10
2 CTR 6	Visual Inspection	Final Quality	XXXX	Minor						10
3 CTR 7	Visual Inspection	MAC Address	XXXX	Critical						10
4 CTR 8	Visual Inspection	LED Verification	XXXX	Major						1
5 CTR 9	Functional Test USB	Phone Connection	XXXX	Major						10
6 CTR 10	Functional Test USB	Computer Connection USB	XXXX	Major						5
7 CTR 11	Functional Test USB	USB Driver Self Install VISTA/XP (only a sample of the test sample)	XXXX	Major						120
8 CTR 12	Functional Test USB	USB Driver Start VISTA/XP	XXXX	Major						5
9 CTR 13	Functional Test USB	Ring Reception	XXXX	Major						5
10 CTR 14	Functional Test USB	IP IVR Request	XXXX	Major						10
11 CTR 15	Functional Test USB	Web Access to TK	XXXX	Major						60
12 CTR 16	Functional Test USB	MAC Address Test (only once - do not repeat on other tests)	XXXX	Critical						5
13 CTR 17	Functional Test USB	Upload Config Test (only once - do not repeat on other tests)	XXXX	Critical						2
14 CTR 18	Functional Test USB	Call IN Test	XXXX	Major						20
15 CTR 19	Functional Test USB	Call Out Test	XXXX	Major						20
16 CTR 20	Functional Test Ethernet	Phone Connection	XXXX	Major						10
17 CTR 21	Functional Test Ethernet	Power Supply Connection	XXXX	Major						10
18 CTR 22	Functional Test Ethernet	Ethernet Cable Connection	XXXX	Major						10
19 CTR 23	Functional Test Ethernet	Ring Reception	XXXX	Major						15
20 CTR 24	Functional Test Ethernet	IP IVR Request (only once - do not repeat on other tests)	XXXX	Major
21 CTR 25	Functional Test Ethernet	Web Access to TK	XXXX	Major
22 CTR 26	Functional Test Ethernet	MAC Address Test (only once - do not repeat on other tests)	XXXX	Major
23 CTR 27	Functional Test Ethernet	Download Configuration Test (only once - do not repeat on other tests)	XXXX	Major

23 CTR 27	Functional Test Ethernet	“CONFIDENTIAL TREATMENT REQUESTED BY REGISTRANT”	XXXX	Major
24 CTR 28	Functional Test Ethernet	Call IN Test	XXXX	Major	20
25 CTR 29	Functional Test Ethernet	Call Out Test	XXXX	Major	20
26 CTR 30	Power Supply Test	Basic Test (to the test sample)	XXXX	Major	20
27 CTR 31	Duplicated MAC	Basic Test (to the test sample)	XXXX	Major	20

Factory Acceptance Test: Verify that the TK6000 is manufactured according the specifications. It is done to a random sample of each manufacturing lot.
The sample may be 100% of the lot. Rejection of samples may lead to a rejection of the entire lot
Inspection Level	General Inspection Level II
AQL Critical Defects	0.0 CTR 32	Batch Size	XXXX	Sample Size	XXXX	Critical Defect Accepted	0	Critical Defect Rejection	1
AQL Mayor Defects	2.5 CTR 33	Batch Size	XXXX	Sample Size	XXXX	Mayor Defects Accepted	10	Mayor Defects Rejection	11
AQL Minor Defects	4.0 CTR 34	Batch Size	XXXX	Sample Size	XXXX	Minor Defects Accepted	14	Minor Defect Rejection	15
Upon Rejection, the entire lot must be tested. Failed units can be repaired and tested again. Repaired units must be tested 100%

Lot Code	Profab-500	Manufacturing Date		Manufacture	Profab						MAC-1	MAC-2
Purchase Order	3050	Test Date	6-Feb-10	Test	Nettalk					0.33333333
Item	Group	Test Name	Test Description	Defect Level	Test Setup	Value to Comply	Comment			Test Time (sec)	Compliance (Pass/NotPass)	Compliance (Pass/NotPass)
0 CTR 35	Visual Inspection	Over All Visual Inspection	XXXX	Critical						10
1 CTR 36	Visual Inspection	Packages Completion	XXXX	Mayor	Open a final box and count					10

			“CONFIDENTIAL TREATMENT REQUESTED BY REGISTRANT”
2 CTR 37	Visual Inspection	Final Quality	XXXX	Minor	10
3 CTR 38	Visual Inspection	MAC Address	XXXX	Critical	10
4 CTR 39	Visual Inspection	LED Verification	XXXX	Mayor	1
5 CTR 40	Functional Test USB	Phone Connection	XXXX	Mayor	10
6 CTR 41	Functional Test USB	Computer Connection USB	XXXX	Mayor	5
7 CTR 42	Functional Test USB	USB Driver Self Install VISTA/XP (only a sample of the test sample)	XXXX	Mayor	120
8 CTR 43	Functional Test USB	USB Driver Start VISTA/XP	XXXX	Mayor	5
9 CTR 44	Functional Test USB	Ring Reception	XXXX	Mayor	5
10 CTR 45	Functional Test USB	IP IVR Request	XXXX	Mayor	10
11 CTR 46	Functional Test USB	Web Access to TK	XXXX	Mayor	60
12 CTR 47	Functional Test USB	MAC Address Test (only once - do not repeat on other tests)	XXXX	Critical	5
13 CTR 48	Functional Test USB	Upload Config Test (only once - do not repeat on other tests)	XXXX	Critical	2
14 CTR 49	Functional Test USB	Call IN Test	XXXX	Mayor	20
15 CTR 50	Functional Test USB	Call Out Test	XXXX	Mayor	20
16 CTR 51	Functional Test Ethernet	Phone Connection	XXXX	Mayor	10
17 CTR 52	Functional Test Ethernet	Power Supply Connection	XXXX	Mayor	10
18 CTR 53	Functional Test Ethernet	Ethernet Cable Connection	XXXX	Mayor	10
19 CTR 54	Functional Test Ethernet	Ring Reception	XXXX	Mayor	15
20 CTR 55	Functional Test Ethernet	IP IVR Request (only once - do not repeat on other tests)	XXXX	Mayor
21 CTR 56	Functional Test Ethernet	Web Access to TK	XXXX	Mayor
22 CTR 57	Functional Test Ethernet	MAC Address Test (only once - do not repeat on other tests)	XXXX	Mayor
23 CTR 58	Functional Test Ethernet	Download Configuration Test (only once - do not repeat on other tests)	XXXX	Mayor
24 CTR 59	Functional Test Ethernet	Call IN Test	XXXX	Mayor	20
25 CTR 60	Functional Test Ethernet	Call Out Test	XXXX	Mayor	20
26 CTR 61	Power Supply Test	Basic Test (to the test sample)	XXXX	Mayor	20
27 CTR 62	Duplicated MAC	Basic Test (to the test sample)	XXXX	Mayor	20

Exhibit C: Purchaser Specification

The TK6000 shall be constructed in Accordance with the Specifications, layouts, components list and drawings supplied to the Contract manufacturer and listed below:

XXXX CTR 1

In addition to the above, all boards manufactured, will have specific values measured and recorded for each individual board at the Test Points and at the values listed below:

TP1 - FPGA test IO
TP2 - 48 MHz
TP3 - USB DP
TP4 - USB DM
TP6 - 32.768 kHz
TP7 - 3.3V ETH
TP8 - 3.3V
TP9 - 3.3V delay
TP10 - GND
TP11 - 5V
TP12 - delay power IO
Also  measurements on R48 for VBAT and Y1 for 25 MHz.

Tolerances:

All voltage measurements need to be +-5% and all clocks measurements must be 100ppm.

Action if any measurement on any board is outside of the required Tolerances:

If any board has any of the above measurements that falls outside of the tolerances specified herein, the board shall be deemed faulty and undeliverable. The Contract Manufacturer shall remove, and replace the faulty board with one that fully meets the tolerances specified herein. At the discretion of the Contract Manufacturer, the board may be repaired and, if successfully passes the test contained herein, may be re-introduced to a lot to be delivered to Nettalk .Com.

Exhibit D: Purchase Order Form

This is an example of the Nettalk Purchase Order Form that must accompany and order placed:

ORDERED BY:
PURCHASE
ORDER

NET TALK .COM PURCHASE ORDER NO.: DATE ISSUED:
1100 NW 163RD DRIVE SUITE B-4 MIAMI, FL 33169 Voice: 305-621-1200 Fax: 305-621-1201

To: [Company Name] [Street Address] [City, ST ZIP Code]		Ship To: [Company Name] [Street Address] [City, ST ZIP Code]
GOOD THRU	SHIP VIA	ACCOUNT NO.	TERMS

QTY	ITEM	DESCRIPTION	UNIT COST	AMOUNT

AMOUNT

Authorized Signature_____________________________________

Exhibit E: Approved Manufacturer List

The below is a Nettalk approved components manufacturer list:

Panasonic ‐ ECG
Taiyo Yuden
Murata
Panasonic
AVX Corporation
Murata Electronics
Taiyo Yuden
Kemet
AVX Corporation
Diodes Inc
Fairchild
Avago
Amphenol
Stewart Connector Systems
Amphenol
Bourns
Hirose
International Rectifier
Rohm
Yageo
Susumu
C&K
International Rectifier
Freescale Semiconductor
SMSC
Altera
Zarlink
ST Micro
Fairchild Semiconductor
Fox Electronics
CTS
AVX / Kyocera
Epson Toyocom Corporation

Upon the suggestion of the Contract manufacturer, other component manufacturers will be considered and allowed, provided that the component being supplied by the alternate component manufacturer fulfills or surpasses the specifications of the component it is replacing, and that said components inclusion will not alter the overall functionality of the TK6000 unit